UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2006
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of	(Commission file	(I.R.S. Employer
incorporation or organization)	number)	Identification No.)

Harborside Financial Center, Plaza 5, Jersey City, New Jersey 07311-1114
(Address of principal executive offices)

(201) 631-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 26, 2006, White Mountains Insurance Group, Ltd. issued a press release announcing its results for the three months ended March 31, 2006. The press release furnished herewith is attached as Exhibit 99.1 to this Form 8-K. Certain information included in the press release constitutes non-GAAP financial measures (as defined in Regulation G of the Securities and Exchange Commission). Specifically, non-GAAP financial measures disclosed in the press release are adjusted comprehensive net income and fully converted tangible book value per share.  White Mountains believes these measures to be more relevant than comparable GAAP measures in evaluating White Mountains’ financial performance.

Adjusted comprehensive net income is a non-GAAP measure that excludes the change in net unrealized gains from Symetra’s fixed maturity portfolio from comprehensive net income.  GAAP requires these assets to be marked-to-market, which results in gains during periods when interest rates fall and losses in periods when interest rates rise.  Because the liabilities related to the life insurance and structured settlement products that these assets support are not marked-to-market, it is likely that the economic impact on Symetra would be the opposite of that shown under GAAP  (i.e., in general, Symetra’s intrinsic value increases when interest rates rise and decreases when interest rates fall).  A schedule is included in Exhibit 99.1 to this Form 8-K that reconciles the Company’s comprehensive net income and adjusted comprehensive net income.

Book value per share is derived by dividing the Company’s total GAAP shareholders’ equity as of a given date by the number of common shares outstanding as of that date, including the dilutive effects of outstanding options and warrants to acquire common shares, as well as the unamortized accretion of preferred stock. Fully converted tangible book value per share is a non-GAAP measure which is derived by expanding the GAAP book value per share calculation to include the effects of assumed conversion of all convertible securities and to exclude any unamortized goodwill and net unrealized gains from Symetra’s fixed maturity portfolio.  A schedule is included in Exhibit 99.1 to this Form 8-K that reconciles the Company’s book value per share and fully converted tangible book value per share.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Press Release of White Mountains Insurance Group, Ltd. dated April 26, 2006 furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: April 26, 2006	By:	/s/	J. BRIAN PALMER
J. Brian Palmer
Chief Accounting Officer